UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2005

McGrath RentCorp

(Exact name of Registrant as specified in its charter)

California	0-13292	94-2579843
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551

(Address of principal executive offices including zip code)

(925) 606-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

Amendment to Credit Agreement

On July 11, 2005, McGrath RentCorp, a California corporation (the “Company”), a leading rental provider of modular buildings for classroom and office space, and test equipment for communications, fiber optic and general purpose needs, entered into an amendment to the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of May 7, 2004, between the Company, certain lending banks listed therein and the Union Bank of California (“Union Bank”), as agent bank.

Generally, the amendment increases the aggregate commitment from the lending banks from $130 million to $190 million, extends the availability of the commitment for approximately one year beyond its current termination date, and amends certain interest rate, commitment fee and financial covenants of the Credit Agreement.

The amendment to the Credit Agreement is attached and filed herewith as Exhibit 10.15 and is incorporated herein by reference.

Amendment and Ratification of Continuing Guaranty

On July 11, 2005, in connection with the amendment of the Credit Agreement, the Company’s wholly-owned subsidiaries Enviroplex, Inc., a California corporation, Mobile Modular Management Corporation, a California corporation, and TRS-RenTelco Inc., a company organized under the laws of British Columbia, Canada (collectively, the “Subsidiaries”), entered into an Amendment and Ratification of Continuing Guaranty (the “Continuing Guarantee”). Pursuant to the Continuing Guarantee, the Subsidiaries consented to the amendment of the Credit Agreement and ratify their respective obligations as guarantors under the Credit Agreement.

The Amendment and Ratification of Continuing Guarantee is attached and filed herewith as Exhibit 10.16 and is incorporated herein by reference.

Committed Credit Facility

On July 11, 2005, a Committed Credit Facility (the “Committed Credit Facility”) with Union Bank became effective under which Union Bank agreed to make advances to the Company from time to time up to June 30, 2008 in an amount not to exceed $5,000,000.

The Committed Credit Facility is attached and filed herewith as Exhibit 10.17 and is incorporated herein by reference.

Credit Line Note

On July 11, 2005, in connection with the Committed Credit Facility, the Company entered into a Credit Line Note in favor of Union Bank (the “Credit Line Note”). Pursuant to the Credit Line Note, the Company agrees to pay Union Bank $5,000,000, or so much thereof as is distributed, together with interest on the balance of such principal sum.

The Credit Line Note is attached and filed herewith as Exhibit 10.18 and is incorporated herein by reference.

Amendment to Note Purchase Agreement

On July 11, 2005, an amendment to the Note Purchase and Private Shelf Agreement, dated as of June 2, 2004 (the “Note Purchase Agreement”), between the Company, Prudential Investment Management, Inc. and each of the purchasers listed therein became effective.

Generally, the amendment modified the ratio of funded debt to EBITDA permitted under the Note Purchase Agreement.

The amendment to the Note Purchase Agreement is attached and filed herewith as Exhibit 10.19 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.15	Amendment No. 1 to the Third Amended and Restated Credit Agreement by and among the Company, certain banks that are parties thereto, and Union Bank of California, N.A., dated as of July 11, 2005.

10.16	Amendment and Ratification of Continuing Guaranty between Enviroplex, Inc., Mobile Modular Management Corporation, and TRS-RenTelco Inc., dated July 11, 2005.

10.17	$5,000,000 Committed Credit Facility Letter Agreement between the Company and Union Bank of California, N.A., effective as of July 11, 2005.

10.18	$5,000,000 Credit Line Note, dated July 11, 2005.

10.19	Amendment to Note Purchase and Private Shelf Agreement between the Company and Prudential Investment Management, Inc., as placement agent, effective as of July 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRATH RENTCORP
(Registrant)

Dated: July 14, 2005	By:	/s/ Thomas J. Sauer
	Name:	Thomas J. Sauer
	Title:	Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.15	Amendment No. 1 to the Third Amended and Restated Credit Agreement by and among the Company, certain banks that are parties thereto, and Union Bank of California, N.A., dated as of July 11, 2005.

10.16	Amendment and Ratification of Continuing Guaranty between Enviroplex, Inc., Mobile Modular Management Corporation, and TRS-RenTelco Inc., dated July 11, 2005.

10.17	$5,000,000 Committed Credit Facility Letter Agreement between the Company and Union Bank of California, N.A., effective as of July 11, 2005.

10.18	$5,000,000 Credit Line Note, dated July 11, 2005.

10.19	Amendment to Note Purchase and Private Shelf Agreement between the Company and Prudential Investment Management, Inc., as placement agent, effective as of July 11, 2005.